UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 25, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070
1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35291 (205) 257-1000	63-0004250

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Alabama Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

See MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Environmental Matters - New Source Review Actions” and “Retail Regulatory Matters - Alabama Power - Environmental Accounting Order” of The Southern Company (“Southern Company”) and Note 3 to the financial statements of Southern Company under “Environmental Matters - New Source Review Actions” and “Retail Regulatory Matters - Alabama Power - Environmental Accounting Order” in Item 8 of Southern Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (“Form 10-K”) for additional information related to the civil enforcement actions alleging violations of the New Source Review (“NSR”) provisions of the Clean Air Act Amendments of 1977 (the “Clean Air Act”). See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Environmental Matters - New Source Review Actions” and “Retail Regulatory Matters - Environmental Accounting Order” of Alabama Power Company (“Alabama Power”) in Item 7 and Note 3 to the financial statements of Alabama Power under “Environmental Matters - New Source Review Actions” and “Retail Regulatory Matters - Environmental Accounting Order” in Item 8 of Alabama Power’s Form 10-K.
In addition, see MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Alabama Power - Environmental Accounting Order” of Southern Company, MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Environmental Accounting Order” of Alabama Power and Note (B)

to the Condensed Financial Statements of Southern Company and Alabama Power under “Environmental Matters - New Source Review Actions” in each company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.
On June 25, 2015, Alabama Power, the U.S. Environmental Protection Agency and the U.S. Department of Justice agreed to the filing with the U.S. District Court for the Northern District of Alabama (the “District Court”) of a proposed joint stipulation to modify a consent decree relating to the civil enforcement action filed in federal district court in 1999 against Alabama Power alleging violations of the NSR provisions of the Clean Air Act at certain coal-fired electric generating units, including a unit co-owned by Mississippi Power Company. The proposed modification, upon the District Court’s approval, would amend a 2006 consent decree agreed to by the parties relating to alleged violations at Plant Miller and would resolve all claims for relief alleged in the case. Under the modified consent decree, without admitting that any violations of the NSR provisions of the Clean Air Act occurred, Alabama Power has agreed to certain emission rates and caps at Plant Gorgas Units 8 through 10, Plant Greene County Units 1 and 2, and Plant Barry Units 1 and 2. In addition, and consistent with Alabama Power’s ongoing evaluation of recent environmental rules and regulations, Alabama Power has agreed to: (1) limit Plant Barry Units 1 and 2 to burning natural gas; (2) switch the fuel source at Plant Greene County Units 1 and 2 to natural gas; and (3) confirm the retirement of Plant Gorgas Units 6 and 7 and Plant Barry Unit 3 no later than 60 days after entry by the District Court of the modification. As part of the proposed modification to the consent decree, Alabama Power has agreed to pay a $100,000 penalty and invest $1.5 million over a three-year period in electric vehicle charging infrastructure projects.
A separate NSR-related case against Georgia Power Company (including claims related to a unit co-owned by Gulf Power Company) has been administratively closed in the U.S. District Court for the Northern District of Georgia since 2001.
The ultimate outcome of these matters cannot be determined at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2015		THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary
ALABAMA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

3